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                                                                 Exhibit 23.4

                 CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

        I, Robert K. Swanson, hereby consent to the use of my name in the Registration Statement on Form S-1 of Authentic Specialty Foods, Inc. (the "Registration Statement") to be filed with the Securities and Exchange Commission as a person named therein to become a director of Authentic Specialty Foods, Inc. contemporaneously with the closing of the offering to be made pursuant thereto and the filing of this consent as an exhibit to the Registration Statement.



                                             /s/ ROBERT K. SWANSON
                                             --------------------------------
                                             Robert K. Swanson



June 20, 1997